                                                                   EXHIBIT 23.5
                                                                   ------------


                      CONSENT OF SALOMON SMITH BARNEY INC.


          We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Proxy Statement/Prospectus referred to below, under the caption "Summary of Proxy Statement/Prospectus - Opinion of Financial Advisor" in, and to the inclusion of such opinion letter as Exhibit B to, the Proxy Statement/Prospectus of ABC Rail Products Corporation, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of ABC Rail Products Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                    SALOMON SMITH BARNEY INC.


Chicago, Illinois
October 7, 1998